UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

Croe, Inc.

(Exact name of registrant as specified in its charter)

Utah	333-214187	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition of Disposition of Assets.

Stock Sale

On June 7, 2017, Croe, Inc., a Utah corporation (the “Company”), entered into (i) a Share Purchase Agreement (the “Restricted Share Purchase Agreement”) with The Crypto Company, a Nevada corporation (“Crypto”), and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Company listed on Schedule I to the Restricted Purchase Agreement; and (ii) a Share Purchase Agreement (the “Free Trading Share Purchase Agreement”, and together with the Restricted Share Purchase Agreement, the “Share Purchase Agreements”) with Crypto, Uptick Capital, LLC (“Uptick Capital”) and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Company listed on Schedule I to the Free Trading Share Purchase Agreement. Pursuant to the Share Purchase Agreements, the shareholders of the Company sold an aggregate of 11,235,000 shares of common stock of the Company to Crypto and 100,000 shares of common stock of the Company to Uptick Capital, representing an aggregate of 100% of the issued and outstanding common stock of the Company as of such date, for aggregate proceeds of $410,000 to the selling shareholders (the “Stock Sale”).

10,000,000 shares held by Deborah Thomas, Chief Executive Officer, principal accounting and financial officer and director of the Company, representing approximately 88.22% of the outstanding common stock of the Company immediately prior to the Stock Sale, were sold at a price of $0.031 per share, and an aggregate of 1,335,000 shares held by the remaining shareholders of the Company were sold at a price of $0.075 per share.

In connection with the Stock Sale, effective as of June 7, 2017, (i) the Company terminated its sublease agreement with Acadia Properties, LLC for the property located at 11650 South State Street, Suite 240, Draper, Utah 84020; (ii) Deborah Thomas resigned as Chief Executive Officer, principal accounting officer and director of the Company, and Elliott Polatoff resigned as Secretary and director of the Company, as further described in Section 5.02 of this Current Report on Form 8-K; (iii) Michael Poutre was appointed Chief Executive Officer and sole director of the Company, James Gilbert was appointed President of the Company and Ron Levy was appointed Chief Operating Officer of the Company, as further described in Section 5.02 of this Current Report on Form 8-K; and (iv) the shares purchased by Uptick Capital in the Stock Sale shall be subject to a certain Lock-up and Leak-out Agreement by and between the Company and Uptick Capital for a period of six months following the date thereof.

Stock Dividend

On June 7, 2017, Crypto issued to its shareholders a stock dividend (the “Stock Dividend”) of 10,918,007 shares of common stock of the Company acquired through the Stock Sale, distributed on a pro rata basis, such that the shareholders of Crypto received fourteen shares of common stock of the Company for each share of common stock of Crypto held as of June 6, 2017.

Immediately following the consummation of the Stock Sale and the distribution of the Stock Dividend, Crypto held 316,993 shares, representing 4.26% of the issued and outstanding shares of common stock of the Company, and the shareholders of Crypto, collectively, held 10,918,007 shares, representing 94.40% of the issued and outstanding shares of common stock of the Company.

Share Exchange

On June 7, 2017, the Company, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Michael Poutre, in his sole capacity as representative for the shareholders of Crypto, pursuant to which each issued and outstanding share of common stock of Crypto was exchanged for shares of common stock of the Company (the “Share Exchange”), resulting in the aggregate issuance of 7,026,609 shares of common stock of the Company, on a pro rata basis, as provided on Schedule I to the Exchange Agreement, to the shareholders of Crypto, in exchange for 727,867 shares of common stock of Crypto.

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Immediately following the consummation of the Share Exchange, the Company owned 100% of the issued and outstanding shares of common stock of Crypto, and the former shareholders of Crypto, collectively, owned approximately 95.77% of the issued and outstanding shares of common stock of the Company.

The issuance and sale of securities in the Share Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act. The Company did not use any form of general solicitation or advertising to offer the securities issued.

The Stock Sale, Stock Dividend and Share Exchange shall collectively be referred to herein as the “Transaction”. Immediately following the transaction, the Company moved its principal office to Malibu, California.

The Crypto Company

The Crypto Company (“Crypto”) is engaged in the business of advising regarding, investing in, trading and developing proprietary source code for digital assets with diversified exposure to digital asset markets. Crypto’s core services include consulting and advice to companies regarding investment and trading in the digital asset market and investing in a manner that diversifies exposure to digital assets.

As required by Item 9.01 of Form 8-K, within 71 days after the date hereof, the Company will prepare and file with the SEC an amendment to this Current Report on Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act of 1934, as amended, for the periods specified in Rule 3.05(b)(2) or Rule 8-04(b) thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information provided in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

Effective as of June 7, 2017, upon consummation of the Transaction, Deborah Thomas, the former Chief Executive Officer, principal accounting and financial officer and director of the Company, resigned from all of her positions with the Company, and Elliott Polatoff, the former Secretary and director of the Company, resigned from all of his positions with the Company.

Appointment of Director and Executive Officers

Effective as of June 7, 2017, upon consummation of the Transaction, Michael Poutre was appointed sole director of the Company, and the following individuals were appointed executive officers of the Company:

Michael Poutre	Chief Executive Officer, Chairman of the Board
James Gilbert	President
Ron Levy	Chief Operating Officer

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The following is biographical information about the Company’s sole director and executive officers.

Michael Poutre, Chief Executive Officer, Chairman of the Board and Director. Mr. Poutre, 45, has served as Chief Executive Officer and director of Crypto, a wholly owned subsidiary of the Company immediately following the Transaction, since March 2017. Mr. Poutre has over 25 years of experience in banking and corporate finance. He has also been serving as Chief Executive Officer and Partner at Redwood Fund, LP, a private investment fund and holder of approximately 17% of the Company’s common stock as of immediately following the Transaction, since 2014, and Advisor at Ladyface Capital, LLC, the General Partner of Redwood Fund, LP, since 2013. Mr. Poutre served as Chief Executive Officer of Utilligent, LLC, a boutique management consulting firm, where he oversaw day-to-day operations from 2016 until 2017; Board Member at the Center for Economic Research and Forecasting at California Lutheran University from 2011 until 2015; Chief Executive Officer of Misahara Jewelry, a fine jewelry designer, from 2013 until 2015; and President and Chief Executive Officer of Mimvi Inc., a mobile application search and recommendation service provider, where he managed corporate restructuring and refinancing efforts, from 2011 until 2013. Mr. Poutre earned a Bachelor of Arts from Whitter College in 1993 and a Master’s in Business Administration in International Business and Sustainable Business from California Lutheran University in 2012.

James Gilbert, President. Mr. Gilbert, 40, has served as President and director of Crypto, a wholly owned subsidiary of the Company immediately following the Transaction, since March 2017. Mr. Gilbert also has been serving as a Board Member at the Economic Space Agency, which creates programmable organizations on the Blockchain, since January 2017. In 2012, Mr. Gilbert co-founded Spring.me, an interest based community for social conversations where he also managed capital raising efforts and continued to serve as a Board Member until 2014. In 2009, he co-founded LivingSocial Australia, where he served as Sales Director and Board Member until 2012. Mr. Gilbert earned a Higher School Certificate at St. Ignatius College Riverview in 1995 and a Master’s in Business Administration from the Australian Graduate School of Management at the University of New South Wales in 2009.

Ron Levy, Chief Operating Officer. Mr. Levy, 57, has served as Chief Operating Officer and director of Crypto, a wholly owned subsidiary of the Company immediately following the Transaction, since March 2017. Mr. Levy’s experience includes consulting for various emerging growth companies through various growth cycles. He has also been serving as Chief Operating Officer and Partner at Redwood Fund, LP, a private investment fund and holder of approximately 17% of the Company’s common stock as of immediately following the Transaction, since 2014, and Advisor at Ladyface Capital, LLC, the General Partner of Redwood Fund, LP, since 2013.

The director and each of the executive officers is considered a related party, since Crypto and the Company agreed that they would be appointed to the Company’s board of directors or as executive officers, as applicable, upon consummation of the Transaction.

Each of Messrs. Poutre, Gilbert and Levy received shares of common stock of the Company as a result of the Share Exchange, pursuant to which the Company issued an aggregate of 7,026,609 shares of common stock in exchange for 100% of the shares of Crypto having an aggregate value of $25,250,990.

Redwood Fund LP received 902,230 shares of common stock in the Share Exchange in exchange for 100% of its Crypto shares having an aggregate value of $4,296,620. Messrs. Poutre and Levy are limited partners of Redwood Fund LP, and, as a result, had an indirect material interest in the transaction.

Imperial Strategies, LLC received 902,230 shares of common stock in the Share Exchange in exchange for 100% of its Crypto shares having an aggregate value of $4,296,620. Messrs. Poutre and Levy are members of Imperial Strategies, LLC, and, as a result, had an indirect material interest in the transaction.

Mr. Gilbert received 2,575,303 shares of common stock in the Share Exchange in exchange for 100% of his Crypto shares having an aggregate value of $12,264,165.

There are no family relationships between any of our executive officers and directors.

No material plan, contract or arrangement to which the director or any officer is a party or in which he participates has been entered into by the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Share Purchase Agreement, dated as of June 7, 2017, by and among Croe, Inc., The Crypto Company and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Croe, Inc. listed on Schedule I thereto

2.2	Share Purchase Agreement, dated as of June 7, 2017, by and among Croe, Inc., The Crypto Company, Uptick Capital, LLC and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Croe, Inc. listed on Schedule I thereto

2.3	Share Exchange Agreement, dated as of June 7, 2017, by and between Croe, Inc. and Michael Poutre, in his sole capacity as representative for the shareholders of Crypto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROE, INC.
Date: June 9, 2017
	By:	/s/ Michael Poutre
	Name:	Michael Poutre
	Title:	Chief Executive Officer

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EXHIBIT INDEX

2.1	Share Purchase Agreement, dated as of June 7, 2017, by and among Croe, Inc., The Crypto Company and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Croe, Inc. listed on Schedule I thereto

2.2	Share Purchase Agreement, dated as of June 7, 2017, by and among Croe, Inc., The Crypto Company, Uptick Capital, LLC and John B. Thomas P.C., in its sole capacity as representative for certain shareholders of the Croe, Inc. listed on Schedule I thereto

2.3	Share Exchange Agreement, dated as of June 7, 2017, by and between Croe, Inc. and Michael Poutre, in his sole capacity as representative for the shareholders of Crypto

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